Guarantee Contract

English Translation

Zhengzhou Commercial Bank Guarantee No. 081127360101

Guarantor: Henan Gengsheng Refractories Co., Ltd. (the "Guarantor")
Legal Representative (Responsible Person): Shunqing Zhang, Title: President
Legal Address: No. 88 Gengsheng Road Dayugou town Gongyi City
Phone: 370-398-0352, Zip Code: 451200

Creditor: Zhengzhou Commercial Bank, Jinshui Branch (the "Creditor")
Legal Representative: Baoyu Lu, Title: Branch Manager
Correspondence Address: 109 Jinshui Road
Zip Code: 450008
Phone: 65990126, Zip Code: 450000

The Guarantor agrees to provide its guarantee for all the loan contract, guarantee contracts, and other financing contracts (hereinafter referred to as the "Main Contract"), entered between Gongyi City Financial Development Corporation. (hereinafter referred to as the "Debtor") and the Creditor during the period from December 27, 2008 to November 26, 2009. The Guarantor agrees to provide a maximum guarantee value of RMB 60,000,000 over the Creditor’s rights which includes the main guarantee amount of RMB 50,000,000 and the rest of balance of interests, overdue fees, penalties, and compensation, and settlements expenses. The Creditor accepts the Guarantor’s guarantee and both parties agree to enter this guarantee contract (hereafter referred to as the "Guarantee Contract) according to Guarantee Law of People of Republic of China, Guarantee Law People of Republic of China, and other related laws and regulations, to verify all the rights and obligation regarding its guarantee over the Main Contract.

Article 1. Guarantee Type

The guarantee under this contract represents a joint and several liabilities. The Guarantor agrees the Creditor is eligible to request the Guarantor to fulfill its guarantee responsibility under the scope of guarantee as promised when the Debtor is not able to fulfill its obligations under the Main Contract regardless other guarantees the Creditors possesses for the Main Contract (includes but not limit to the warrants of guarantee and pledges).

Article 2. The Definition of the principles and balance under the Main Contract

During the guarantee period, the Guarantor will provide the guarantees including the principles and balances for all the loan contracts denoted in RMB, Bank Draft, and other credits transactions entered between the Creditor and the Debtor.

Article 3. The Scope of guarantee

The scope of the guarantee covers the principal, interest, compound interest, penalty interest, default penalty, damages and expenses involved in exercising the Creditor’s right under the Main Contract. The expenses for exercising the Creditor’s right include but are not limited to collection expenses, litigation fee (or arbitration fee), preservation fee, notice charge, execution fee, attorney’s fee, travel expenses and other expenses.

Article 4. The Guarantee period

The Guarantor shall secure the Creditor’s right under the Main Contract during the valid period, within three years upon the maturity, within three years from the extension date of the Main Contract, and within three years upon the termination date of the Main Contract.

Article 5. The Guarantee Contract and Main Contract

The Guarantee Contract shall be individually as enforceable as the Main Contract which will not be impacted despite the ineffectiveness of the Main contract. When the Main Contract is confirmed to be ineffective, the Guarantor shall bear joint and several liabilities and be still responsible for all the financial debts accrued from the repayment or compensation.

Article 6. Mutual obligations and duties

6.1. The obligations and duties of the Guarantor shall be released when the Debtor fulfilled all the obligations under the Main Contract.

6.2. The Guarantor is obliged to supervise the Debtor’s capital management and production operation.

6.3. The Guarantor shall provide related information (included but no limited to all the contracts, agreements, accounting receipt, and financial statements) requested by the Creditor along with all the auditing tasks regarding Guarantor’s, production, operation, and financial condition. The Guarantor shall submit monthly, biannual, annual statement (included but not limit to the copies of statement of balance sheet, income statement, profit sheet, statement of cash flow, tax return receipt and financial statement notes and the reports of financial statement) and other needed materials to the Debtor.

6.4. During the guarantee period, any of the following events shall be considered as a default to the Guarantee Contract of the Guarantor. The Debtor shall require the Guarantor to fulfill its guarantee obligations for repaying the loan the Debtor owed.

6.4.1. The Guarantor repays other debts in advance.

6.4.2. The Guarantor alternate the debt terms with other creditors.

6.4.3. The Guarantor provides guarantee for a third party.

6.4.4. The Guarantor undertakes other contracting, leasing, restructuring and issuing stock, jointly operating, merging, separating, dissolution of business for subjective factors;

6.4.5. The Guarantor fails to fulfill the duties stated in item 6.3.

6.4.6. The Guarantor defaulted with other financial institutions.

6.4.7. The Guarantor involves any legal proceeding or arbitrations with financial disputes exceeding 20% of the Guarantor’s asset for the most recent month.

6.4.8. The content of financial statement and related documents the Guarantor provides to the Debtor are false.

The violation from Item 1 to item 5 shall be excluded by obtaining the written approval from the Debtor.

6.5. The Debtor is legible to request the Guarantor to fulfill guarantee duties and repay all the proceeds the Debtor owes when the Guarantor or the Debtor are filed for bankruptcy or for revocation of business licenses, or cession of operation by a third party.

6.6. Except the condition indicted in Item 6.4 and 6.5, the Guarantor shall notify the Creditor in written when any adverse events occurred to materially impact the Guarantor’s operation resulting in the Guarantor’s guarantee incapability to fulfill its obligation under this Guarantee Contract.

6.7. During the guarantee period, the Guarantor shall notify the Creditor in written within 10 days upon any changes to name of company, legal representatives, legal address, and etc.

6.8. The Guarantor shall be liable for all the expenses (included but not limited to law suits fee, legal fee, and travelling expenses) for all the legal proceedings filed by the Creditor in order to fulfill the repayment due to the Guarantor’s default.

6.9. The Creditor shall be legible to deduct all the repayment under the Main Contract including the principle, interest, penalties, and other fees from the Guarantor’s account when the Guarantor or the Debtor default.

6.10. The Creditor shall not disclose the information of the Guarantor’s operations and related materials provided by the Guarantor, except those under legal requirement.

6.11. During the valid period of this Guarantee Contract, The Debtor and the Creditor shall obtain the Guarantor’s approval in written (except the valid debt transfer to a third party by the Debtor) when making any changes including the extension of the period to the Main Contract. Despite lacking of the Guarantor’s approval regarding the changes to the Main Contract, the Guarantor shall still undertake joint and several liabilities regarding any non-material changes to the Main Contract but not liable for the material changes.

The guarantee period remains the same if the Creditor and the Debtor alternate the expiration date of the Main contract without the Guarantor’s approval in written.

The Guarantor shall still bear joint and several liabilities for all the changes to content of the Main Contract regardless the fulfillment.

6.12. The Guarantee shall still bear joint and several liabilities when the Creditor legally transfers its rights to a third party.

6.13. Upon the early termination of the Main Contract, the Guarantor shall repay the debts for the Debtor when the Debtor fails to repay all the proceeds under the Main Contract.

Article 7. Withdrawal authorization

The Creditor is legible to deduct the repayment under the Guarantor’s obligation for the Debtor from all the Guarantor’s commercial bank accounts opened in Zhengzhou city.

Article 8. Default

Upon the effectiveness of the Guarantor Contract, the Guarantor and the Creditor shall fulfill mutually agreed obligations. Either party shall be liable for any violations and all the economic loss it may cause to another party when non-fulfillment or partial fulfillment occurred to this contract.

Article 9 Dispute Settlement

Any dispute arising from this Contract should be resolved through mutual consultations. Either party shall be legible to bring the claims to People court where the Creditor is located.

Article 10. Effectiveness, modification, and termination

10.1. The Guarantee Contract shall come into effect upon the signature (or seal) by the legal representatives (responsible persons) or authorized representatives of both parties, with their respective official seals affixed hereto.

10.2. Either party shall not alternate or terminate the Guarantee Contract except following the regulations according to Contract Law of People of Republic of China and the terms regarding alternation or termination agreed under this contract.

10.3. Either party shall notify another party in written regarding any changes to the Guarantee Contract and obtain the agreement in terms of changes.

Article 11.

Any matters can be supplemented through mutual negotiation and mutual agreement in written as part of this Contract (the "Supplements"), with the same legal validity as the Guarantee Contract

Article 12.

This Contract is executed in four original counterparts, the Creditor holds two and the Debtor and the Guarantee each holds one.

Article 13.

The Guarantee Contract is executed at the Creditor’s location on December 27, 2008.

Notes: The Guarantor has read all the above provisions; the Creditor has made the corresponding explanations in response to the request by the Guarantor if any; and the Guarantor has no objection to all the particulars of this Contract.

Guarantor : Henan Gengsheng Refractories Co., Ltd. (Seal)	Creditor : Zhengzhou Commercial Bank, Jinshui Branch (Seal)
Legal Representative or Authorized Representative	Legal Representative or Authorized Representative
/s/ Shunqing Zhang	/s/ Baoyu Lu
Witness: Chaohui Zhang	Witness: Yeihua Feng
Telephone: 136-1381-7999	Telephone: 370-6599-0126